Exhibit 99.1

iAnthus Provides Update on Executive Team

NEW YORK, NY and TORONTO, ON – March 29, 2024 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCQB: ITHUF), which owns, operates and partners with regulated cannabis operations across the United States, announces that Philippe Faraut will resign as Chief Financial Officer of the Company as well as all positions with the Company’s subsidiaries and its affiliates, effective as of April 5, 2024 (the “Resignation Date”). Mr. Faraut has served as the Company’s Chief Financial Officer since November 2022.

“On behalf of the Company, we would like to thank Philippe for his contributions and commitment to iAnthus since 2022,” said Mich Mathews-Spradlin, Chairwoman of the Board. “We wish him the best in all his future endeavors.”

Mr. Faraut will continue to serve the Company in a consulting role for a period of one month following the Resignation Date. The Company has appointed Justin Vu to serve as Interim Chief Financial Officer of the Company, effective as of the Resignation Date. Mr. Vu joined iAnthus in early 2023 as Senior Vice President of Finance. Prior to joining iAnthus, Mr. Vu was a financial consultant and worked in various senior finance and accounting roles with a large US-based media and entertainment company. The Company has initiated a comprehensive search for a permanent Chief Financial Officer, which will focus on identifying an individual with a strong financial background, a strategic mindset to drive iAnthus’ strategy forward and a commitment to the growth and progression of the Company.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

Forward-Looking Statements

Statements in this news release may contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in the Company's reports that it files from time to time with the SEC and the Canadian securities regulators which you should review including, but not limited to, the Company's Annual Report on Form 10-K filed with the SEC. When used in this news release, words such as “will,” “could,” “plan,” “estimate,” “expect,” “intend,” “may,” “potential,” “believe, “should” and similar expressions, are forward-looking statements. Forward-looking statements may include, without limitation, statements relating to the Company's financial performance, business development and results of operations, and changes to the composition of the Company’s management.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange or the SEC have reviewed, approved or disapproved the content of this news release.

CONTACT INFORMATION

Corporate/Media/Investors:
Justin Vu

iAnthus Capital Holdings, Inc.

1-646-518-9418

investors@ianthuscapital.com